Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-54948 on Form S-6 of our opinion dated March 29, 2001, relating to the statement of condition of Equity Investor Fund, Biotechnology Portfolio 2001 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
March 29, 2001